Exhibit 99.1
New Albany, Ohio, May 18, 2011: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results which reflected net income of $25.1 million and net income per diluted share of $0.28 for the thirteen weeks ended April 30, 2011, compared to a net loss of $11.8 million and a net loss per basic and diluted share of $0.13 for the thirteen weeks ended May 1, 2010. Net income for the thirteen weeks ended April 30, 2011, included net income per diluted share of $0.01 from discontinued operations.
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“We are pleased with our first quarter results, which exceeded our internal objectives and reflected broad strength by brand, by channel, and by region. These strong results give us a solid start to achieving our goals for the year.”
First Quarter Summary
Net sales for the thirteen weeks ended April 30, 2011 increased 22% to $836.7 million from $687.8 million for the thirteen weeks ended May 1, 2010. U.S. sales, including direct-to-consumer sales, increased 13% to $641.0 million. International sales, including direct-to-consumer sales, increased 64% to $195.7 million. Total Company direct-to-consumer sales, including shipping and handling, increased 32% to $105.8 million.
Total comparable store sales for the quarter increased 10%. By brand, comparable store sales increased 8% for Abercrombie & Fitch, increased 11% for abercrombie kids, and increased 11% for Hollister Co. Total sales by brand were $341.7 million for Abercrombie & Fitch, $86.6 million for abercrombie kids and $394.6 million for Hollister Co.
The gross profit rate for the first quarter was 65.0%, 230 basis points higher than last year’s first quarter gross profit rate. The increase in the gross profit rate was driven primarily by a lower average unit cost, favorable international mix, including foreign currency impact, and other gross margin items, such as a freight benefit.
Stores and distribution expense, as a percentage of net sales, decreased to 47.7% from 51.5% for the first quarter last year. The decrease in the stores and distribution expense rate was primarily driven by lower store occupancy costs and payroll costs as a percentage of net sales.
Marketing, general and administrative expense for the first quarter was $107.7 million, an 11% increase compared to $96.6 million during the same period last year. The increase in marketing, general and administrative expense was due to increases in compensation and benefits, including incentive and equity compensation, and marketing and other expense.
The effective tax rate for continuing operations for the thirteen weeks ended April 30, 2011 was a 35.6% expense as compared to a 39.5% benefit for the Fiscal 2010 comparable period.
Net income was $25.1 million and net income per diluted share was $0.28 for the thirteen weeks ended April 30, 2011, compared to a net loss of $11.8 million and a net loss per basic and diluted share of $0.13 for comparable period last year. Net income for the thirteen weeks ended April 30, 2011, included net income per diluted share of $0.01 from discontinued operations and related to the settlement of outstanding lease obligations.
The Company ended the first quarter of Fiscal 2011 with $741.8 million in cash and cash equivalents, borrowings under the credit agreement of $44.3 million and outstanding letters of credit of $0.1 million, compared to $590.5 million in cash and cash equivalents, borrowings under the credit agreement of $49.0 million and outstanding letters of credit of $45.6 million at the comparable point last year.
During the first quarter of Fiscal 2011, the Company repurchased 428,800 shares of its common stock at an aggregate cost of approximately $25.5 million. As of April 30, 2011, the Company had approximately 9.3 million remaining shares available for purchase under its publicly announced stock repurchase authorizations.

2011 Outlook
The Company continues to anticipate opening five international Abercrombie & Fitch flagship locations during Fiscal 2011. In addition the Company expects to open up to 40 international mall-based Hollister stores, primarily in the latter part of the year. The Company expects a minimal number of domestic store openings in 2011. In addition, the Company continues to expect to close approximately 50 domestic stores during Fiscal 2011, primarily at the end of the year through natural lease expirations.
Based on current new store plans and other planned expenditures, the Company expects total capital expenditures for 2011 to be approximately $350 million, predominately related to new stores, store refreshes and remodels.
The Company continues to expect margin pressure in the second quarter as a result of year over year erosion in the gross margin rate, and significantly less expense leverage than in the first quarter.
Other Developments
On May 17, 2011, the Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on June 14, 2011 to shareholders of record at the close of business on May 27, 2011.
An investor presentation of first quarter results will be available in the “Investors” section of the Company’s website at www.abercrombie.com at approximately 8:00 AM, Eastern Time, today.
At the end of the first quarter, the Company operated a total of 1,071 stores. The Company operated 316 Abercrombie & Fitch stores, 181 abercrombie kids stores, 502 Hollister Co. stores and 18 Gilly Hicks stores in the United States. The Company also operated nine Abercrombie & Fitch stores, four abercrombie kids stores, 40 Hollister Co. stores and one Gilly Hicks store internationally. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance and its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 289-0730 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-0666. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 9143569 or through wwww.abercrombie.com.
For further information, call:
Eric Cerny
Manager, Investor Relations
(614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2011 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; if we are unable to anticipate, identify and respond to changing fashion trends and consumer preferences in a timely manner, and manage our inventory commensurate with customer demand, our sales levels and profitability may decline; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock; our growth strategy relies significantly on international expansion, which adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; our direct-to-consumer sales are subject to numerous risks that could adversely impact sales; we have incurred, and may continue to incur, significant costs related to store closures; our development of a new brand concept such as Gilly Hicks could have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable store sales will continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our ability to attract customers to our stores depends, in part, on the success of the shopping malls in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our inability to accurately plan for product demand and allocate merchandise effectively could have a material adverse effect on our results; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs; we do not own or operate any manufacturing facilities and, therefore, depend upon independent third parties for the manufacture of all our merchandise; our reliance on two distribution centers domestically and one third-party distribution center internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; our reliance on third parties to deliver merchandise from our distribution centers to our stores and direct-to-consumer customers could result in disruptions to our business; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; modifications and/or upgrades to our information technology systems may disrupt our operations; our facilities, systems and stores as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters and other unexpected events, any of which could result in an interruption in our business and adversely affect our operating results; our litigation exposure could exceed expectations, having a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; reduced operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured credit agreement includes financial and other covenants that impose restrictions on our financial and business operations; and our operations may be affected by regulatory changes related to climate change and greenhouse gas emissions.

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Income
Thirteen Weeks Ended April 30, 2011 and May 1, 2010
(in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Q1 2011	% of Net Sales	Q1 2010	% of Net Sales

Net Sales	$836,674	100.0%	$687,804	100.0%

Cost of Goods Sold	293,013	35.0%	256,388	37.3%

Gross Profit	543,661	65.0%	431,416	62.7%

Total Stores and Distribution Expense	399,101	47.7%	354,410	51.5%

Total Marketing, General and Administrative Expense	107,651	12.9%	96,632	14.0%

Other Operating Income, Net	(1,836)	-0.2%	(914)	-0.1%

Operating Income (Loss)	38,745	4.6%	(18,712)	-2.7%

Interest Expense, Net	950	0.1%	825	0.1%

Income (Loss) from Continuing Operation Before Taxes	37,795	4.5%	(19,537)	-2.8%

Tax Expense (Benefit) from Continuing Operations	13,450	1.6%	(7,709)	-1.1%

Net Income (Loss) from Continuing Operations	24,345	2.9%	(11,828)	-1.7%

Net Income from Discontinued Operations (net of taxes)	796	0.1%	—	0.0%

Net Income (Loss)	$25,141	3.0%	$(11,828)	-1.7%

Net Income (Loss) Per Share from Continuing Operations:
Basic	$0.28		$(0.13)
Diluted	$0.27		$(0.13)

Net Income Per Share from Discontinued Operations:
Basic	$0.01		$—
Diluted	$0.01		$—

Net Income (Loss) Per Share:
Basic	$0.29		$(0.13)
Diluted	$0.28		$(0.13)

Weighted-Average Shares Outstanding:
Basic	87,282		88,095
Diluted	90,441		88,095

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)

	(Unaudited)		(Unaudited)
	April 30, 2011	January 29, 2011	May 1, 2010
ASSETS

Current Assets
Cash and Equivalents	$741,823	$826,353	$590,511
Marketable Securities	—	—	32,356
Receivables	83,209	81,264	91,811
Inventories	358,371	385,857	316,447
Deferred Income Taxes	61,033	60,405	57,145
Other Current Assets	95,089	79,389	86,825

Total Current Assets	1,339,525	1,433,268	1,175,095

Property and Equipment, Net	1,161,905	1,144,940	1,205,679

Non-Current Marketable Securities	101,550	100,534	140,260

Other Assets	290,014	269,160	217,562

TOTAL ASSETS	$2,892,994	$2,947,902	$2,738,596

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$151,428	$137,235	$148,439
Accrued Expenses	263,288	306,587	210,289
Deferred Lease Credits	41,925	41,538	42,986
Income Taxes Payable	35,138	73,491	14,079

Total Current Liabilities	491,779	558,851	415,793

Long-Term Liabilities
Deferred Income Taxes	24,246	33,515	46,253
Deferred Lease Credits	192,321	192,619	201,682
Long-term Debt	69,870	68,566	70,603
Other Liabilities	206,216	203,567	203,712

Total Long-Term Liabilities	492,653	498,267	522,250

Total Shareholders’ Equity	1,908,562	1,890,784	1,800,553

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,892,994	$2,947,902	$2,738,596

Abercrombie & Fitch Co.
Domestic Store Count
(Unaudited)
Thirteen Week Period Ended April 30, 2011

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

January 29,2011	316	181	502	18	1,017

New	—	—	—	—	—

Remodels/Conversions (net activity)	—	—	—	—	—

Closed	—	—	—	—	—

April 30, 2011	316	181	502	18	1,017

Abercrombie & Fitch Co.
International Store Count
(Unaudited)
Thirteen Week Period Ended April 30, 2011

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

January 29, 2011	9	4	38	1	52

New	—	—	2	—	2

Remodels/Conversions (net activity)	—	—	—	—	—

Closed	—	—	—	—	—

April 30, 2011	9	4	40	1	54